                                                                     May 4, 1998

           MEMORANDUM TO PARTICIPANTS IN EMPLOYEE STOCK PURCHASE PLAN

TO:        Participants in the U.S. Office Products Company Employee Stock Purchase Plan
           ("ESPP")

FROM:      U.S. Office Products Company (the "Company")

RE:        Tender of Shares in the U.S. Office Products Company Equity Self-Tender Offer

INTRODUCTION

    The Company has announced that it is offering to purchase a total of 37,037,037 shares of its common stock (the "Shares") at a per share price of $27 in an equity self-tender offer. This number includes Shares that may be tendered upon the exercise of options with an exercise price of less than $27 per Share under the Company's stock option plans ("Option Shares"). Unless otherwise noted, the term Shares includes Options Shares. This memorandum explains how you, as a participant in the ESPP, can participate in the Company's offer with respect to Shares held in your ESPP account if you so choose.

    The terms of the offer are explained in detail in the Offer to Purchase dated May 4, 1998 and the related Letter of Transmittal enclosed with this memorandum. In addition, we are providing you with materials printed on gold paper to assist you in understanding how to participate with respect to Shares held in your ESPP account. These materials are:

    - This memorandum

    - A question and answer sheet

    - A "Notice to Participants in the U.S. Office Products Company Employee Stock Purchase Plan" from American Stock Transfer & Trust Company, the agent for the ESPP (the "ESPP Agent")

    - The "Tender Instruction Form for Shares in the U.S. Office Products Company Employee Stock Purchase Plan"

    You must carefully follow the instructions below and in the Tender Instruction Form for Shares in the U.S. Office Products Company Employee Stock Purchase Plan if you want to tender the Shares held in your ESPP account. Failure to follow such instructions properly may make you ineligible to tender such Shares in the Company's offer.

ESPP PARTICIPANTS ELIGIBLE TO PARTICIPATE

    As you know, the ESPP requires participants to hold all shares purchased through the ESPP for at least one year before they can be sold. To allow ESPP participants to participate fully in the Company's offer, the one-year sale restriction has temporarily been waived. Consequently, you may tender all of the Shares you have purchased through the ESPP through the end of the purchase period that ended in January 1998. These Shares are called "ESPP Shares." For administrative reasons, Shares purchased through the ESPP after the purchase period ending in January 1998 will remain subject to the one-year restriction and cannot be tendered in the Company's offer.

    Any of your ESPP Shares that do not satisfy the one-year sale restriction and that are not purchased in the Company's offer because of the proration process as described below and in the Offer to Purchase (or for any other reason) will be returned to your ESPP account. These Shares will not be eligible for sale until the one-year restriction period has been satisfied. Waiver of the one-year sale restriction applies only for the purpose of allowing you to participate in the Company's offer. You may not otherwise sell Shares purchased through the ESPP that you have not held for one year.

HOW TO PARTICIPATE

    IN ORDER TO TENDER ESPP SHARES, YOU MUST FILL OUT THE FORM ON GOLD PAPER CALLED "TENDER INSTRUCTION FORM FOR SHARES IN THE U.S. OFFICE PRODUCTS COMPANY EMPLOYEE STOCK PURCHASE PLAN" AND SEND IT TO THE ESPP AGENT (AT THE ADDRESS INDICATED ON THE FORM) SO IT IS RECEIVED BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 29, 1998 IN ORDER TO ALLOW THE ESPP AGENT SUFFICIENT TIME TO SUBMIT THE TENDER ON YOUR BEHALF.

    On this form, you may direct the ESPP Agent to tender either a specific number, or all, of your ESPP Shares, if you desire the Company to purchase them in the Company's offer.

    Pursuant to this authority, the ESPP Agent will complete a Letter of Transmittal with respect to the ESPP Shares you direct the ESPP Agent to tender on your behalf. BECAUSE THE TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL WILL GOVERN THE TENDER OF YOUR ESPP SHARES, YOU SHOULD READ THE LETTER OF TRANSMITTAL CAREFULLY. HOWEVER, THE LETTER OF TRANSMITTAL SHOULD NOT BE COMPLETED AND RETURNED TO THE ESPP AGENT OR FIRST CHICAGO FOR TENDERING ESPP SHARES.

HOW MANY SHARES WILL BE PURCHASED

    In the offer, the Company is offering to purchase a total of 37,037,037 Shares at a per share price of $27. As noted above, the number includes Option Shares. This number also includes ESPP Shares.

    If more than 37,037,037 Shares are tendered, the Company will prorate the number of Shares it purchases from each person who tenders Shares. This means that the Company will not purchase all of the ESPP Shares you tender under these circumstances. If all eligible stockholders and option holders participate to the fullest extent in the offer, it is possible that only approximately 22.5% of your ESPP Shares will be purchased. If the Company prorates the number of ESPP Shares it purchases from you, it will purchase those ESPP Shares with the earliest purchase date first (that is, ESPP Shares that have been in your ESPP account the longest).

    PLEASE REMEMBER THAT NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER. YOU NEED TO MAKE YOUR OWN DECISION. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

    The Company's offer is explained in detail in the enclosed documents, which we urge you to read carefully.

    If you wish to tender any ESPP Shares, please read and complete the Tender Instruction Form for Shares in the U.S. Office Products Company Employee Stock Purchase Plan carefully.

    SHOULD YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE ESPP AGENT AT 1-800-278-4353.

                            QUESTIONS AND ANSWERS ON
                        TENDER OFFER AND PROCEDURES FOR
                PARTICIPANTS IN THE U.S. OFFICE PRODUCTS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

1. WHAT IS THE OFFER?

    On May 4, 1998, the Company offered to purchase 37,037,037 shares of its common stock, par value $.001 per share (the "Shares"), at $27 per Share. This offer will be open until it expires at 12:00 Midnight, New York City time, on June 1, 1998, unless extended by the Company. The number of Shares includes Shares that can be tendered upon exercise of options with an exercise price of less than $27 per Share under the Company's option plans ("Option Shares"), and unless otherwise noted the term Shares includes Option Shares. The number of Shares also includes Shares acquired through the Company's Employee Stock Purchase Plan ("ESPP Shares").

    The Offer, which is subject to a number of conditions, is fully described in the Offer to Purchase dated May 4, 1998 and the related Letter of Transmittal provided to you. Please read these documents carefully.

    PLEASE REMEMBER THAT NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD PARTICIPATE IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

2. IF MY SHARES IN THE ESPP ARE SUBJECT TO THE RESTRICTION ON SALE BECAUSE I ACQUIRED THEM LESS THAN ONE YEAR AGO, MAY I STILL TENDER THEM?

    Yes. The Company has decided for purposes of the offer ONLY to waive the one-year sale restriction temporarily for ESPP Shares purchased through the ESPP as of the end of the purchase period that ended in January 1998. You may tender all of your ESPP Shares that you have purchased through the ESPP through that purchase period. Shares purchased through the ESPP after the purchase period that ended in January 1998, however, will remain subject to the one-year restriction, and cannot be tendered.

    Any of your ESPP Shares that do not satisfy the one-year sale restriction and that are not purchased in the offer because of proration or for any other reason will be returned to your ESPP account. These Shares will not be eligible for sale until the one-year restriction period has been satisfied. Waiver of the one-year sale restriction applies only for the purpose of allowing you to participate in the offer. You may not otherwise sell ESPP Shares purchased that you have not held for one year.

3. WILL ALL MY ESPP SHARES THAT I TENDER BE PURCHASED IN THE OFFER?

    Probably not. If all eligible stockholders and option holders participate to the fullest extent possible in the offer, it is possible that only approximately 22.5% of your ESPP Shares will be purchased. The Company currently does not know how many Shares will be tendered in the offer. However, if more than 37,037,037 Shares are validly tendered, the Company will purchase 37,037,037 Shares on a pro rata basis.

    If Company prorates the number of ESPP Shares it purchases from you, it will purchase those ESPP Shares with the earliest purchase date first (that is, Shares that you have held in your ESPP account the longest).

4. WHAT WILL HAPPEN TO MY SHARES IN THE ESPP IF THEY ARE NOT PURCHASED?

    If any of your ESPP Shares are not purchased by the Company because of proration or otherwise, the ESPP Shares not purchased will be returned to the ESPP Agent to return to your ESPP account. These ESPP Shares will then have the same terms as they did before the offer (including restriction on sale). However, as a result of the distributions by the Company of the shares of certain of its operating divisions (print management, corporate travel, technology solutions and school supplies), which are becoming public companies, ESPP participants (like other holders of Shares, excluding Option Shares) will receive shares of these new public companies.

5. HOW WILL I KNOW IF MY SHARES IN THE ESPP HAVE BEEN PURCHASED AND WHEN WILL I BE PAID?

    After the offer expires, all tenders submitted in the offer will be tabulated. This may take up to five business days. Soon thereafter, you will be advised of the number, if any, of your ESPP Shares that were accepted in the offer. You will receive a check for the purchase price (less applicable withholding taxes) promptly thereafter.

6. WILL I BE TAXED ON THE MONEY I RECEIVE?

    Yes. All of your ESPP Shares were purchased at 85% of the then-current trading price of the Shares. This 15% discount is your "Bargain Amount." The difference between the amount you receive in the offer and your purchase price of the ESPP Shares (including the Bargain Amount) is your "Gain Amount." If the ESPP Shares you tender in the offer were purchased in or before the Company's fiscal quarter that ended on July 27, 1996, you will be treated as having received compensation income (like additional wages) in an amount equal to the lesser of the Bargain Amount or the Gain Amount. That income will be taxed to you at ordinary income rates and will be subject to withholding of federal income and employment taxes by the Company. If the Gain Amount exceeds the Bargain Amount, the excess will be treated in the same manner as gain recognized by any other stockholder.

    If the ESPP Shares you tender in the offer were purchased in a fiscal quarter of the Company that began after July 27, 1996, the full Gain Amount will be treated as compensation income to you. That income will taxed to you at ordinary income rates and will be subject to withholding of federal income and employment taxes by the Company.

    You should also review the Offer to Purchase and Letter of Transmittal for more detailed tax information and, if necessary, consult a tax advisor.

7. HOW DO I TENDER MY ESPP SHARES IN THE OFFER?

    The only way that you can tender ESPP Shares in the offer is by completing the Tender Instruction Form for Shares in the U.S. Office Products Company Employee Stock Purchase Plan on gold paper, signing the form, and returning it to American Stock Transfer & Trust Co., the ESPP Agent, at the address indicated on the form. The ESPP Agent will complete a Letter of Transmittal for these ESPP Shares to be tendered in the offer. The Tender Instruction Form for Shares in the U.S. Office Products Company Employee Stock Purchase Plan must be received by the ESPP Agent before 12:00 Midnight, New York City time, on May 29, 1998 in order to allow the ESPP Agent sufficient time to tender on your behalf.

    Please return your instructions PROMPTLY, recognizing the slow delivery time inherent in the U.S. mail today. If you use U.S. mail, we recommend using registered mail, return receipt requested. You may hand deliver or mail your Tender Instruction Form for Shares in the U.S. Office Products Company Employee Stock Purchase Plan to the ESPP Agent in the preaddressed envelope that has been provided for your reply or send it by an alternate, faster means (such as overnight courier). Please remember that in all events the materials must be received by the ESPP Agent before 12:00 Midnight New York City time, on May 29, 1998.

    DO NOT DELIVER YOUR INSTRUCTIONS TO YOUR HUMAN RESOURCES DEPARTMENT OR TO YOUR BENEFITS ADMINISTRATOR OR TO THE COMPANY.

8. WHAT IF I HOLD OTHER SHARES OF U.S. OFFICE PRODUCTS COMMON STOCK IN ADDITION TO MY ESPP SHARES?

    If you have Shares other than ESPP Shares in your possession (or at a brokerage firm), you may tender the other Shares as well. In this case, you may receive two or more sets of offer materials. You should be careful to follow the separate directions that apply to Shares and ESPP Shares. In the event the

Company must prorate the number of Shares it purchases from each stockholder, the Company will purchase the same percentage of the Shares and the ESPP Shares that you tender.

9. CAN I CHANGE MY MIND AND WITHDRAW SHARES THAT I DIRECTED TO BE TENDERED?

    Yes, but only if you perform the following steps:

    - You must send a signed notice of withdrawal to the ESPP Agent.

    - The notice of withdrawal must be in writing. You may fax your notice of withdrawal to the ESPP Agent at 718-234-5001.

    - The notice of withdrawal must state your name, social security number and the amount of ESPP Shares that you wish to withdraw from the Offer.

    - The notice of withdrawal must be received by the ESPP Agent before 12:00 Midnight, New York City time on June 1, 1998.

    The withdrawal procedures are described in greater detail in the Tender Instruction Form for Shares in the U.S. Office Products Company Employee Stock Purchase Plan. You must follow these instructions carefully.

    You are entitled to resubmit tender materials after withdrawal, provided that the resubmitted materials are completed properly and delivered on time in accordance with the instructions applicable to the original submission.

10. WHAT DO I DO IF I HAVE ANY QUESTIONS ABOUT THE TENDER OFFER?

    If you have questions about the operation of the offer or need help in properly responding to the offer, you may call the ESPP Agent at 1-800-278-4353.

                                     ******

    This question and answer sheet is intended to help you understand the offer and how ESPP Shares will be handled in the offer. The Offer to Purchase and Letter of Transmittal contain the legal terms of the offer, and are controlling.

                           FOR HOLDERS OF ESPP SHARES

                            TENDER INSTRUCTION FORM
                                 FOR SHARES IN
                        THE U.S. OFFICE PRODUCTS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

(NOTE: Before completing this Tender Instruction Form, you should read the attached memorandum from U.S. Office Products Company, question and answer sheet and letter from American Stock Transfer & Trust Company ("AST"), the agent for the U.S. Office Products Company Employee Stock Purchase Plan ("ESPP"). THIS FORM SHOULD BE USED ONLY BY EMPLOYEES WHO HAVE SHARES IN THE ESPP WHO DESIRE TO TENDER SUCH SHARES TO THE COMPANY.)

  THIS TENDER INSTRUCTION FORM MUST BE RECEIVED BY AST BEFORE 12:00 MIDNIGHT,
             NEW YORK CITY TIME, ON MAY 29, 1998. YOU MUST SIGN AND
               COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

    TO: American Stock Transfer & Trust Company, Agent for the U.S. Office
        Products Company Employee Stock Purchase Plan

        By Mail, Overnight Delivery or Hand:

       40 Wall Street
       46th Floor
       New York, NY 10005
       Attention: Reorganization Department
       Telephone: 718-921-8200
       Facsimile: 718-234-5001

              NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   -------------------------------------------------------------------------------------------
                           NAME(S) AND ADDRESS(ES) OF ESPP PARTICIPANT
                   (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON
                    ON ESPP ACCOUNT STATEMENT, INCLUDING ESPP ACCOUNT NUMBER
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

    I am a participant in the ESPP who has Shares in such plan ("ESPP Shares") and, as such, I have received a copy of the Offer to Purchase dated May 4, 1998 (the "Offer to Purchase") and the related Letter of Transmittal relating to the offer by U.S. Office Products Company, a Delaware corporation (the "Company"), to purchase up to 37,037,037 shares of its common stock, par value $.001 per share (the "Shares"), at a price of $27 per Share (the "Offer Price"). The number of Shares the Company is offering to purchase includes Shares that may be tendered upon the exercise of options with an exercise price of less than $27 per Share under the Company's stock option plans ("Option Shares"), and unless otherwise noted, the term Shares includes Option Shares.

    I hereby acknowledge my desire to tender to the Company at the Offer Price certain Shares as described herein upon the terms and subject to the conditions set forth in the Offer to Purchase, Letter of Transmittal and this Tender Instruction Form.

    This notice instructs you to tender, at the Offer Price, the following number of Shares I own in the ESPP:

        / / ______ (insert number) ESPP Shares

        / / All of my ESPP Shares eligible for tender

       Instructions: Check one of the boxes. If the first box is checked, insert the number of your ESPP Shares that you desire to be tendered on your behalf. If neither box is checked and the form is otherwise properly completed, signed and retured to AST, all of your ESPP Shares eligible for tender will be tendered.

    ESPP Shares tendered pursuant to the offer may be withdrawn at any time prior to 12:00 Midnight, New York City time, on June 1, 1998. After that date, ESPP Shares tendered pursuant to the offer may be withdrawn if they have not been accepted for purchase by the Company as provided in the Offer to Purchase by 12:00 Midnight, New York City time, on June 30, 1998. An owner of ESPP Shares must submit a written, telegraphic or facsimile transmission notice of withdrawal so that it is received by AST at the address indicated above no later than 12:00 Midnight, New York City time, on June 1, 1998. Any such notice of withdrawal must specify the name and social security number of the owner who tendered the ESPP Shares to be withdrawn and the number of ESPP Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, AST, the Dealer Manager, the Depositary, the Information Agent, or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any ESPP Shares properly withdrawn will thereafter be deemed not tendered for purposes of the offer. However, withdrawn ESPP Shares may be retendered by the Expiration Date by again following the procedures for properly tendering ESPP Shares.

    NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY SHARES. THE COMPANY HAS BEEN ADVISED THAT ITS DIRECTORS AND EXECUTIVE OFFICERS, EXCEPT FOR THE CHIEF EXECUTIVE OFFICER, THOMAS MORGAN, INTEND TO TENDER SHARES IN THE OFFER.

    THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY AST BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 29, 1998 IN ORDER TO ALLOW AST SUFFICIENT TIME TO TENDER ON YOUR BEHALF. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

    ANY TENDERING STOCKHOLDER OR OTHER PAYEE (OTHER THAN A NON-U.S. STOCKHOLDER) WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL OR SPECIAL INSTRUCTIONS MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX BACKUP WITHHOLDING EQUAL TO 31% OF THE GROSS PROCEEDS PAID TO SUCH STOCKHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. THE DEPOSITARY WILL WITHHOLD 30% OF THE GROSS PROCEEDS PAID TO NON-U.S. STOCKHOLDERS UNLESS THE DEPOSITARY DETERMINES THAT A REDUCED RATE OF WITHHOLDING IS AVAILABLE PURSUANT TO A TAX TREATY OR THAT AN EXEMPTION FROM WITHHOLDING IS AVAILABLE. AS A RESULT, NON-U.S. STOCKHOLDERS WILL NOT BE SUBJECT TO U.S. FEDERAL INCOME TAX BACKUP WITHHOLDING. SEE INSTRUCTION 10 TO THE LETTER OF TRANSMITTAL.

                         SIGN HERE

       .............................................

       .............................................
                 SIGNATURE(S) OF OWNER(S)

       Name(s)......................................
                      (PLEASE PRINT)

       Capacity (full title)........................

       Address (if different from that shown on
       cover page)..................................

       .............................................

       .............................................
                                          (ZIP CODE)

       Daytime Telephone Number.....................

       Dated........................................

       (Must be signed by the participant(s) exactly as name(s) appear(s) on the participant's
       ESPP account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence to ESPP Agent satisfactory to the Company of authority to sign.)

                             PAYER'S NAME [                 ]
 SUBSTITUTE                   Part 1-- PLEASE PROVIDE YOUR TIN IN    Social Security Number
                              THE
                              BOX AT RIGHT AND CERTIFY BY SIGNING            or
                              AND DATING BELOW                    Employer Identification
 FORM W-9                                                                 Number
 DEPARTMENT OF THE TREASURY   Part 2--Certification-Under penalties of perjury, I certify that:
                              (1) The number shown on this form is my correct taxpayer
 INTERNAL REVENUE SERVICE     identification number
                              (or I am waiting for a number to be issued to me) and
 PAYER'S REQUEST FOR          (2) I am not subject to backup withholding because: (a) I am exempt from backup
 TAXPAYER IDENTIFICATION      withholding, or (b) I have not been notified by the Internal
                              Revenue Service
 NUMBER "TIN"                 (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the
                                 IRS has notified me that I am no longer subject to backup
                                 withholding.
                              CERTIFICATION INSTRUCTIONS--You must cross out Item (2)
                              above if you have been notified by the IRS that you are
                                 currently subject to backup withholding because of under
                                 reporting interest or dividends on your tax return.
                              SIGNATURE:                             Part 3

                                                                    Awaiting TIN  / /

                              DATE:

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31
      PERCENT OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                    THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

                     CERTIFICATE OF AWAITING TAX IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number.
Signature ______________________________________________________________________
Date ___________________________________________________________________________

                                 [LOGO]

                             NOTICE TO PARTICIPANTS
                      IN THE U.S. OFFICE PRODUCTS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                           OFFER TO PURCHASE FOR CASH
                                       BY
                          U.S. OFFICE PRODUCTS COMPANY
                     37,037,037 SHARES OF ITS COMMON STOCK
                                       AT
                                 $27 PER SHARE

                                                                     May 4, 1998

To Participants in the U.S. Office Products Company Employee Stock Purchase Plan ("ESPP"):

    Pursuant to the Offer to Purchase dated May 4, 1998, and the related Letter of Transmittal, U.S. Office Products Company, a Delaware corporation (the "Company"), is offering to purchase 37,037,037 shares of its common stock, $.001 par value per share (the "Shares"), at $27 per Share (the "Offer Price"). The number of Shares the Company is offering to purchase includes Shares that may be tendered upon the exercise of options with an exercise price of less than $27 per Share under the Company's stock option plans ("Option Shares"). Unless otherwise noted, the term Shares includes Option Shares.

    American Stock Transfer & Trust Company ("AST") is the holder of record of Shares held for your account in the ESPP. A tender of your Shares in the ESPP ("ESPP Shares") can only be made by us, as your agent, pursuant to your instructions.

    IF YOU WISH TO PARTICIPATE IN THIS OFFER BY TENDERING ESPP SHARES, YOU MUST NOTIFY AST BY COMPLETING THE "TENDER INSTRUCTION FORM FOR SHARES IN THE U.S. OFFICE PRODUCTS COMPANY EMPLOYEE STOCK PURCHASE PLAN" ON GOLD PAPER, SIGNING THE FORM, AND RETURNING IT TO US AT THE ADDRESS INDICATED ON THE FORM BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 29, 1998 IN ORDER TO ALLOW US SUFFICIENT TIME TO TENDER ON YOUR BEHALF. If you wish to tender all or any amount of your ESPP Shares please instruct us by the deadline. If you do not respond to this notice, none of your ESPP Shares will be tendered.

    Solely for the purpose of allowing participants in the ESPP to participate in the Offer, the one-year restriction on sales of ESPP Shares acquired through the end of the purchase period that ended in January 1998 has been temporarily waived. Shares purchased through the ESPP after such date are not eligible for the offer. Any ESPP Shares that have not satisfied the one-year sale restriction and are not purchased in the offer will not be eligible for sale until the one-year period has been satisfied.

    If the number of ESPP Shares purchased by the Company from each participant in the ESPP who tenders ESPP Shares in the offer must be prorated, as described in the Section 1 of the Offer to Purchase, the Company will accept first the ESPP Shares that have been held in your ESPP account the longest.

    Cash received from any ESPP Shares tendered and accepted for payment by the Company will be distributed to participants by check (less applicable federal witholding taxes). Any ESPP Shares tendered but not accepted by the Company will remain in your account.

    If you are unsure how many Shares you have in your ESPP account that are eligible to be tendered in the offer, you may contact our Customer Service Unit at: 1-800-278-4353 before 5:00 p.m., New York City time, on May 29, 1998. Our operators are available to take your call Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., New York City time.

Your attention is invited to the following:

1. The tender price is $27 per Share, net to you in cash (less applicable federal withholding taxes).

2. The withdrawal deadline and the proration deadline are on June 1, 1998, at 12:00 Midnight, New York City time, unless the Company extends the Offer.

3. The offer is conditioned upon a minimum of 37,037,037 Shares being tendered. The offer is also subject to the conditions as set forth in Section 5 of the Offer to Purchase.

4. Any stock transfer taxes applicable to the sale of ESPP Shares to the Company pursuant to the offer will be paid by the Company, except as described in the Letter of Transmittal.

    The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the offer be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of the Company by Morgan Stanley & Co. Incorporated, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    YOUR INSTRUCTIONS TO US ON THE ATTACHED TENDER INSTRUCTION FORM FOR SHARES IN THE U.S. OFFICE PRODUCTS COMPANY EMPLOYEE STOCK PURCHASE PLAN MUST BE FORWARDED TO US PROMPTLY IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL.

                                          Very truly yours,

                                          American Stock Transfer & Trust
                                          Company
                                          Agent, U.S. Office Products Company
                                          Employee Stock Purchase Plan

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